UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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385 EAST COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 18, 2006

Dear Stockholder:

You are invited to attend the 2006 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. to be held on Thursday, May 18, 2006, at the Ritz-Carlton Huntington Hotel, Diplomat Room, 1401 South Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. local time.

At this year’s meeting you will be asked to elect eight directors and ratify the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2006. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees for directors and ratification of its selection of independent registered public accountants are in the best interests of the Company and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for directors and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.

In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Jerry M. Sudarsky Chairman of the Board

ALEXANDRIA REAL ESTATE EQUITIES, INC.

385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, May 18, 2006

To the Stockholders of Alexandria Real Estate Equities, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), will be held on Thursday, May 18, 2006, at the Ritz-Carlton Huntington Hotel, Diplomat Room, 1401 South Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. local time. At the annual meeting, stockholders will be asked:

1.                To elect eight directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

2.                To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2006.

3.                To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 31, 2006, the record date, will be admitted to the annual meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company’s Common Stock beneficially and want to vote in person at the annual meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the annual meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY’S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPLICABLE AGENT IN WHOSE NAME THE SHARES ARE REGISTERED TO OBTAIN A BROKER’S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California

April 18, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held
Thursday, May 18, 2006

General

This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2006, at the Ritz-Carlton Huntington Hotel, Diplomat Room, 1401 South Oak Knoll Avenue, Pasadena, California, at 11:00 a.m. local time, and any and all adjournments or postponements thereof. The Board of Directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 18, 2006.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged The Altman Group, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy material for an estimated fee of approximately $16,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 31, 2006, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 22,779,820 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to constitute a quorum to transact business at the annual meeting. Abstentions will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants. Abstentions will have no effect on the ratification of the appointment of Ernst & Young LLP. It is expected that brokers will have discretionary power to vote on each of the proposals.

Shares represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly executed and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the annual meeting.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Stockholders will be asked at the annual meeting to elect eight directors, who will constitute the full Board of Directors as currently authorized by the Company’s Bylaws. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following eight persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Jerry M. Sudarsky, Joel S. Marcus, James H. Richardson, Richard B. Jennings, Richard H. Klein, Martin A. Simonetti, Alan G. Walton and Richmond A. Wolf. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

A plurality of the votes cast at the annual meeting is required for the election of directors.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Directors, Executive Officers And Senior Management

The following sets forth certain information concerning the directors, executive officers and senior management of the Company as of the record date for the annual meeting:

Name	Age	Position
Jerry M. Sudarsky	87	Chairman of the Board
Joel S. Marcus	58	Chief Executive Officer and Director
James H. Richardson	46	President and Director
Dean A. Shigenaga	39	Chief Financial Officer
Richard B. Jennings	62	Director
Richard H. Klein	50	Director
Martin A. Simonetti	48	Director
Alan G. Walton	69	Director
Richmond A. Wolf	35	Director

Jerry M. Sudarsky has served as the Chairman of the Board of Directors since the Company’s inception in 1994. He served as the Chief Executive Officer from inception to March 1997. From 1986 to 1994, Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Sudarsky has extensive experience in the design, engineering, construction and operation of commercial properties. In 1946, Mr. Sudarsky founded Bioferm Corp., a company that pioneered the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972.

Joel S. Marcus has been Chief Executive Officer since March 1997 and has served as a director since the Company’s inception. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison, LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions in the bio-pharmaceutical industry. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

James H. Richardson has been President since August 1998 and has served as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis’ brokerage operations group. During his time at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

Dean A. Shigenaga has been Vice President and Chief Financial Officer since December 2004, Vice President and Acting Chief Financial Officer from August 2004 to December 2004, Vice President from July 2002 to August 2004 and Assistant Vice President from December 2000 to July 2002. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s Real Estate Practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded REITs, over a dozen private real estate companies and many other public and private companies. Mr. Shigenaga assisted clients, in addition to providing audit and attestation services, with services related to initial public offerings, secondary offerings, debt offerings and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Arts degree in Accounting from the University of Southern California.

Richard B. Jennings has served as a director since May 1998. Mr. Jennings is President of Realty Capital International Inc., a real estate investment banking firm, that he founded in 1991, and is President of Jennings Securities Corporation, a National Association of Securities Dealers, Inc. (“NASD”) member securities firm, that he founded in 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of Commercial Net Lease Realty, Inc and of Cogdell Spencer Inc. He is a licensed NASD Principal and a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 25-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PriceWaterhouseCoopers LLP. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice and the Public Relations and Practice Development Department. After leaving Ernst & Young LLP, Mr. Klein was Senior Vice President and Chief Financial Officer of Environmental Industries, Inc., a large privately held landscape contractor and maintenance company. Subsequently, Mr. Klein served as Executive Vice President and Chief Financial Officer of General Connect LLC, a startup company created to provide new financing opportunities for residential real estate developers and telecommunication service providers. In 2003, Mr. Klein founded and currently serves as Chief Executive Officer of Chefmakers Cooking Academy LLC, which provides culinary education services and sales of high end retail products and services oriented to the home chef. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science Degree in Accounting and Finance from the University of Southern California.

Martin A. Simonetti has served as a director since December 2005. Mr. Simonetti has been President, Chief Executive Officer and a director of VLST Corporation (“VLST”) since November 21, 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, most recently serving as Chief Financial Officer, Senior Vice President Finance and Treasurer. From 1991 to 1998, he was employed at Amgen Inc., serving as Vice President Operations and Finance of Amgen BioPharma and its Director of Colorado Operations. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti also serves on the board of directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina. He is also a member of the Dean’s executive advisory board for the Albers School of Business and

Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Alan G. Walton has served as a director since September 1998. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co.  Dr. Walton serves on the board of directors of Acadia Pharmaceuticals, Inc., Advanced Cell Technology, Inc., and Avalon Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a Director for numerous private and public biotechnology companies, including Human Genome Sciences and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical College from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each  from the University of Nottingham and in 2005 received a honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham.

Richmond A. Wolf has served as a director since February 2004. In January 2006, he joined Capital World Investors as an investment analyst. Prior to joining Capital World Investors, Dr. Wolf served in various positions at the California Institute of Technology (CalTech), a non profit university that also manages the Jet Propulsion Laboratory (JPL) for the National Aeronautics and Space Administration (NASA). Dr. Wolf has served as CalTech’s Director of the Office of Technology Transfer. In this role, he assessed the commercial and technical merit of technologies developed at CalTech and JPL, and managed the operations of the intellectual property portfolio, which includes over 2,000 issued and pending patents. Dr. Wolf has substantial experience in technology licensing transactions in numerous fields, including molecular biology, medical devices, semiconductors and telecommunications. He has been an observer to the board of directors of several companies, and he has served as a director of Arxceo, Inc. and as the chairman of the scientific advisory board of Arrowhead Research. Dr. Wolf is a graduate of Princeton University cum laude, received a Ph.D. from CalTech and is a registered patent agent.

Director Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (who is our Chief Executive Officer) and Mr. Richardson (who is our President) meets the independence criteria established by the New York Stock Exchange (“NYSE”) for independent board members. The Board has also affirmatively determined that no material relationships exist between the Company and any of the independent directors that would interfere with their judgment in carrying out their responsibilities as a director.

In making its independence determination with respect to Mr. Sudarsky, the Board considered the fact that Mr. Sudarsky was a founder of the Company and acted as its Chief Executive Officer from its inception in 1994 to March 1997, prior to the Company’s initial public offering in May 1997. The Board also considered the fact that Mr. Sudarsky receives a fixed retirement annuity from the Company. With respect to Mr. Sudarsky’s role as founder and former Chief Executive Officer of the Company, the Board took into account the fact that approximately nine years have elapsed since Mr. Sudarsky was actively involved in the management of the Company. With respect to Mr. Sudarsky’s retirement annuity, the Board noted that the amount of the annuity was fixed and irrevocable, and could not be affected by management actions or determinations.

In making its independence determination with respect to Mr. Simonetti, the Board considered the relationships between the Company and VLST Corporation, the company of which Mr. Simonetti is the recently appointed Chief Executive Officer, described below in this proxy statement under the caption “Certain Relationships and Related Transactions”. The Board noted that all of these relationships between the Company and VLST were established prior to Mr. Simonetti’s affiliation with VLST, that VLST’s outstanding indebtedness to the Company is expected to be repaid by VLST in  2006, that Alexandria’s current equity investment in VLST is approximately 3.2% of VLST’s total capitalization, and that VLST intends to terminate its lease with the Company and relocate to new rental space to accommodate its growth, and the Company does not expect such new rental space to be owned by the Company.

Information on Board of Directors and its Committees

The Board of Directors held four regular meetings and seven special meetings in 2005 and took action on six occasions during 2005 by unanimous written consent. No director attended less than 75% of the aggregate number of meetings held by the Board of Directors during 2005 and by all committees of which such director is a member.

The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. All directors attended the annual meeting of stockholders held on May 19, 2005 other than Martin A. Simonetti, who was appointed to the Board of Directors in December 2005.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee.

Audit Committee

The Audit Committee consists of Directors Klein (Chairperson), Jennings and Simonetti. It held nine meetings in 2005. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on our website at www.labspace.com. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants who audit the Company’s financial statements. In addition, the role of the Audit Committee is to discuss the scope and results of the audit with the independent registered public accountants, review the Company’s interim and year-end operating results with management and the independent registered public accountants, consider the adequacy of the Company’s internal accounting controls and audit procedures and pre-approve all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s business integrity policy (described further under “Code of Ethics”).

The Board of Directors has determined that each of Messrs. Klein, Jennings and Simonetti is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

Audit Committee Report

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by our Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee meets with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE Richard H. Klein, Chairperson Richard B. Jennings Martin A. Simonetti

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Sudarsky (Chairperson), Jennings and Walton, each of whom has been determined by our Board of Directors to meet the independence criteria of the New York Stock Exchange. The Committee met five times in 2005, and took action on one occasion during 2005 by unanimous written consent. The charter for the Nominating & Governance Committee is published on our website at www.labspace.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors.

The Nominating & Governance Committee considers candidates for director suggested by stockholders for elections to be held at an annual meeting of stockholders. Stockholders can suggest qualified candidates for director by complying with the advance notification and other requirements of the Company’s Bylaws regarding director nominations. Director nomination materials submitted in accordance with the Bylaw procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including the nominee’s management, leadership and business experience, skill and diversity, such as financial literacy and knowledge of directorial duties, and integrity and professionalism.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Committee.

Compensation Committee

The Compensation Committee consists of Directors Jennings (Chairperson), Walton and Wolf, each of whom has been determined by our Board of Directors to meet the independence criteria of the New York Stock Exchange. It held ten meetings in 2005. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s stock option and other incentive plans. The charter for the Compensation Committee is published on our website at www.labspace.com.

Compensation Committee Report on Executive Compensation

This Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee administers the Company’s executive compensation programs and is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to executive officers. The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The Committee’s membership is composed entirely of independent directors. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. In addition to internal resources within the Company, the Committee has the authority to obtain assistance in carrying out its responsibilities by engaging the services of outside advisers. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company’s executive officers with respect to compensation paid to such officers for 2005.

Compensation Philosophy.   Our general compensation philosophy is that total cash compensation should be linked to individual and corporate performance, including the achievement of both financial and non-financial objectives. In addition, long-term equity compensation should be closely aligned with stockholder interests. The Company’s compensation program is designed to offer executive officers competitive compensation based on the Company’s performance, unique niche, strategy, business model and execution and on the individual’s contribution, performance and leadership. The Company’s compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

The three main components in the Company’s executive compensation program are:

•       Base Salary

•       Incentive Bonus

•       Stock Incentives

Base Salary.   The salaries of Messrs. Marcus and Richardson are established by their respective employment agreements with the Company and are modified as determined by the Compensation Committee. The salaries of other senior executive officers are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each senior executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive and take into account the unique niche of the Company as well as reflect its performance.

Incentive Bonus.   Annual incentive bonuses for executive officers, if any, are intended to reflect the Compensation Committee’s belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

Stock Incentives.   The Company, from time to time, grants restricted stock  (the “stock incentives”), as appropriate, as long-term incentives to motivate, reward and retain executive officers. The Committee, which has responsibility for making grants of stock incentives under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”), believes that stock incentives will focus the executive’s attention on the Company from the perspective of an owner with an equity stake in the business. Restricted stock granted to executive officers generally vests over periods of continuous service ranging from two to four years.

Employment Contracts.   The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract, motivate and retain such key executives and to ensure continuity and stability of management.

Compensation of Chief Executive Officer and Other Executives.   For 2005, the Committee increased Mr. Marcus’ salary by 8.0%. The increase reflected the Committee’s assessment of his performance in light of the Company’s performance in the prior fiscal year and Mr. Marcus’ service to the Company. Salary increases for other executive officers effected during 2005 ranged from 5.6% to 13.5%, and were based on similar considerations, including individual performance, position, tenure, experience, expertise, leadership and competitive data in compensation surveys.

Mr. Marcus and other executive officers in good standing may receive a discretionary annual bonus as determined by the Committee. In determining the amounts of such bonuses, the Committee considers the individual performance of each executive and the performance of the Company.

Messrs. Marcus, Richardson and Shigenaga are eligible for cash bonuses and restricted stock awards under the Company’s long-term compensation cash and stock-based incentive program adopted by the Compensation Committee. Restricted stock awards paid under this program are made pursuant to the 1997 Incentive Plan and are based on performance that occurs over a period of one fiscal year or less.

Section 162(m) Policy.   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. Certain awards granted under the 1997 Incentive Plan (namely, stock options with exercise prices of fair market value on the grant date, restricted stock with performance-based vesting criteria, and cash bonuses earned based on performance criteria) are intended to constitute qualified performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

COMPENSATION COMMITTEE Richard B. Jennings, Chairperson Alan G. Walton Richmond A. Wolf

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee in 2005 (Messrs. Jennings, Walton and Wolf) has had any relationship or transaction required to be disclosed pursuant to Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation of Directors

The Company currently pays each of its non-employee directors annual compensation of $20,000 for services to the Company. In addition, each non-employee director receives fees of $1,000 for each meeting of the Board of Directors, or committee thereof attended in person and $500 for each such meeting attended by telephone, and is reimbursed for reasonable expenses incurred to attend such meetings. Directors who chair committees receive the following additional annual fees: Board Chairperson, $10,000; Audit Committee Chairperson, $15,000; Compensation Committee Chairperson, $10,000 and Nominating & Governance Committee Chairperson, $5,000.

Non-employee directors are also eligible to receive awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. In December 2005, the Board of Directors approved a restricted stock grant of 1,200 shares of Common Stock to each non-employee director under the 1997 Incentive Plan. The per share fair market value of the Common Stock on the effective date of the grant was $80.50. These restricted stock awards will vest in full as of January 1, 2009. In connection with each of the restricted stock grants, each non-employee director was also paid a cash amount equal to $38,640. Employees of the Company who are also directors do not receive any fees or stock awards for their services as directors.

The Company’s Deferred Compensation Plan for Directors (the “Directors DC Plan”) established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees and restricted stock awards. The Company did not make any distributions in 2005 under the Directors DC Plan.

Certain Relationships and Related Transactions

VLST is a start up company that was founded in March 2004 and currently occupies less than 5,000 rentable square feet at one of our properties. During 2004, VLST entered into the following transactions with the Company:

(a)   A lease arrangement in April 2004 under which VLST makes rental payments of approximately $265,000 per year to an affiliate of the Company. The lease expires in May 2006. The Company understands that VLST intends to terminate such lease with the Company and relocate to new rental space to accommodate its growth, and the Company does not expect such new rental space to be owned by or otherwise associated with the Company.

(b)   In May 2004, an affiliate of the Company made an equity investment in VLST in the amount of $317,750. The Company’s current ownership interest in VLST is approximately 3.2% of VLST’s total capitalization.

(c)   In August 2004, an affiliate of the Company extended a secured loan to VLST in the amount of $239,000, which is expected to be repaid in full by VLST in 2006.

In November 2005, after the Company entered into the above transactions, Mr. Simonetti was appointed Chief Executive Officer of VLST.

Executive Compensation

The following table summarizes the compensation paid by the Company to its Chief Executive Officer and the two other executive officers of the Company (the “Named Executive Officers”) for services rendered to the Company in all capacities in 2005.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation Awards
	Annual Compensation						Restricted		Securities	All Other
Name and Principal Positions	Year	Salary($)	Bonus($)		Other Annual Compensation($)		Stock Awards($)		Underlying Options(#)	Compensation (1)($)
Joel S. Marcus	2005	675,000	337,500	(2)	79,970	(3)	2,415,000	(4)	—	204,962
Chief Executive Officer	2004	625,000	500,000	(5)	20,799		3,583,288	(6)	—	200,544
	2003	595,000	510,000	(7)	6,510		2,309,500	(8)	—	188,274
James H. Richardson	2005	475,000	237,500	(2)	24,472		1,207,500	(4)	—	76,503
President	2004	450,000	250,000	(5)	18,242		2,002,347	(6)	—	76,503
	2003	425,000	250,000	(7)	3,845		1,556,283	(8)	—	75,650
Dean A. Shigenaga(9)	2005	210,000	105,000	(2)	18,620		—		—	28,697
Chief Financial Officer	2004	185,000	50,000	(5)	4,708		220,200	(6)	—	5,308

(1)          All Other Compensation includes the following contributions made by the Company to employee accounts under the Company’s 401(k) plan and Cash Balance Pension Plan in 2003, 2004 and 2005 respectively: Mr. Marcus, $182,564, $192,956 and $197,269; Mr. Richardson, $75,000, $75,000 and $75,000; and Mr. Shigenaga, $5,159 (for the period from August 11, 2004 to December 31, 2004) and $28,000 in 2005. All Other Compensation also includes the following term life insurance premiums paid by the Company during 2003, 2004 and 2005 respectively: Mr. Marcus, $5,710, $7,588 and $7,693; Mr. Richardson, $650, $1,503 and $1,503; and Mr. Shigenaga, $149 (for the period from August 11, 2004 to December 31, 2004) and $597 in 2005.

(2)          Bonuses for Mr. Marcus, Mr. Richardson and Mr. Shigenaga for services rendered in 2005 of $337,500, $237,500 and $105,000, respectively, were paid in April 2006.

(3)          Other Annual Compensation for 2005 includes accrued vacation pay of $58,293 to Mr. Marcus.

(4)          Mr. Marcus and Mr. Richardson were granted restricted stock awards for services rendered in 2005 in the amounts of 30,000 shares and 15,000 shares, respectively, of the Company’s Common Stock with effective dates of January 1, 2006. The restricted stock agreements for these shares will describe a restricted period ranging from December 31, 2007 through December 31, 2009. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer’s death or disability. The values of the awards of 30,000 shares and 15,000 shares of restricted stock based on the stock price as of December 31, 2005 were $2,415,000 and $1,207,500 for Mr. Marcus and  Mr. Richardson,  respectively.

(5)          Bonuses for Mr. Marcus, Mr. Richardson and Mr. Shigenaga for services rendered in 2004 of $500,000, $250,000, and $50,000 respectively, were awarded and paid in 2005.

(6)          Restricted stock awards for Mr. Marcus, Mr. Richardson and Mr. Shigenaga for services rendered in 2004 for 45,250 shares, 30,438 shares and 3,000 shares, respectively, were awarded in 2005. The restricted stock agreements for these shares describe various restricted periods ranging from April 30, 2006 through January 31, 2009. Also during 2004, Mr. Marcus received an award of 10,000 shares of restricted stock with a restricted period through April 30, 2006. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer’s death or disability. The values of the awards based on the stock price as of December 31, 2005 were $4,447,625, $2,450,259 and $241,500 for Mr. Marcus, Mr. Richardson and Mr. Shigenaga, respectively.

(7)          Bonuses for Mr. Marcus and Mr. Richardson for services rendered in 2003 of $210,000 and $150,000, respectively, were awarded and paid in 2004.

(8)          Restricted stock awards for Mr. Marcus and Mr. Richardson for services rendered in 2003 for 31,250 shares and 23,438 shares, respectively, were awarded in 2004. The restricted stock agreements for these shares describe a restricted period through April 30, 2007. In addition, during 2003, Mr. Marcus received an award of 5,000 shares of restricted stock with a restricted period through April 30, 2004. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer’s death or disability. The values of the awards based on the stock price as of December 31, 2005 were $2,918,125 and $1,886,759 for Mr. Marcus and Mr. Richardson, respectively.

(9)          Mr. Shigenaga was appointed as an executive officer (acting Chief Financial Officer) effective August 11, 2004 and made our permanent Chief Financial Officer in December 2004. Compensation related to Mr. Shigenaga prior to his appointment as an executive officer has been excluded from this table.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise	Expiration	Stock Price Appreciation for Option Term
Name	Granted (#)	Fiscal Year (%)	Price ($/sh)	Date	5% ($)	10% ($)
Joel S. Marcus	—	—	—	—	—	—
James H. Richardson	—	—	—	—	—	—
Dean A. Shigenaga	—	—	—	—	—	—

No options were granted in 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-end(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-end Exercisable/Unexercisable(2)
Joel S. Marcus	—	—	124,700/0	$6,026,938/$0
James H. Richardson	12,500	$681,136	88,000/0	$4,070,876/$0
Dean A. Shigenaga	1,000	$32,283	7,400/0	$311,263/$0

(1)          The value realized is calculated by multiplying the number of securities underlying such options by the difference between the closing sale price of the Common Stock on the NYSE on the date of exercise and the option exercise price.

(2)          The value of unexercised in-the-money options is calculated by multiplying the number of securities underlying such options by the difference between the closing price of the Common Stock on the NYSE at December 31, 2005 and the option exercise price.

Cash Balance Pension Plan

Under our Cash Balance Plan (the “Pension Plan”), which became effective in 2002, a hypothetical cash balance account is established for each participant for recordkeeping purposes. Each year, a participant’s cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. Hypothetical employer contributions to the Pension Plan for the named executive officers are as follows: Mr. Marcus, the actuarial present value of one-tenth of the Internal Revenue Code Section 415 maximum benefit limit; Mr. Richardson, $47,000 and Mr. Shigenaga, $100. The formula for hypothetical employer contributions for Mr. Marcus results in a contribution of $169,269 for 2005. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year U.S. Treasury securities for the December preceding the applicable calendar year. The rate was 4.86% for 2005. Benefits under the Pension Plan are vested at all times and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment or attainment of age 62.

The estimated total annual pension payable under the Pension Plan in the form of a single life annuity to the named executive officers if they continue to receive hypothetical employer contributions and hypothetical earnings at current rates and retire at age 62 is as follows: Mr. Marcus, $668,342; Mr. Richardson, $202,398; and Mr. Shigenaga, an amount less than $1,000. Participants also are entitled to receive their benefits in the form of a lump sum.

Employment Agreements

The Company has employment agreements with each of Messrs. Marcus and Richardson.

Mr. Marcus’ employment agreement provides that he will serve as the Company’s Chief Executive Officer through December 31, 2009, with an annual base salary of not less than $675,000. Mr. Richardson’s employment agreement provides that he will serve as the Company’s President through December 31, 2009, with an annual base salary of not less than $475,000. Each employment agreement provides for automatic one-year extensions until notice is given by the executive or the Company. Each employment agreement provides for an annual bonus consisting of a retention bonus equal to 50% of the executive’s base salary and a discretionary bonus based on certain performance criteria. Mr. Marcus also is entitled to a one-time cash signing bonus of $1,200,000. Mr. Marcus and Mr. Richardson were granted restricted stock awards upon execution of their employment agreement in the amounts of 30,000 shares and 12,500 shares, respectively, of the Company’s Common Stock. The restricted stock agreements for these shares will describe a restricted period through December 31, 2007. Mr. Marcus is also entitled to a tax gross up payment, upon vesting of the restricted stock, equal to 40% of the value of the restricted stock not to exceed $1,000,000 per year.

Mr. Marcus’ employment agreement provides that if his employment is terminated by the Company without Cause or by Mr. Marcus for Good Reason (as such terms are defined in the agreement) or is terminated due to Mr. Marcus’ death or disability, or if the employment agreement is not renewed at the expiration of its term, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times Mr. Marcus’ aggregate compensation (unless termination is due to non-renewal of the employment agreement, in which case the severance payment will be equal to three times Mr. Marcus’ aggregate compensation); (vii) continued

participation in the Company’s welfare and pension benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (viii) payment of full salary in lieu of all accrued vacation; (ix) outplacement services for 180 days following the date of termination (unless termination is due to death or disability); (x) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards and exercisability of all outstanding stock options for their full terms; and (xi) any other bonus payments which would have been payable except for such termination.

If Mr. Marcus is terminated by the Company for Cause or Mr. Marcus terminates his employment other than for Good Reason, he will become entitled to (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

Mr. Marcus’ employment agreement also provides that upon a Change in Control (as defined in the employment agreement), all of Mr. Marcus’ equity or equity-based compensation will vest and all of his outstanding stock options will be exercisable for their full terms.

Mr. Richardson’s employment agreement provides that if his employment is terminated for any reason (including by the Company for Cause or by Mr. Richardson without Good Reason, as such terms are defined in the agreement), he will be entitled to receive the following: (i) any accrued and unused vacation; (ii) any earned and unpaid base salary; and (iii) any earned and unpaid bonus.

If Mr. Richardson’s employment is terminated by the Company without Cause or by Mr. Richardson for Good Reason or is terminated due to Mr. Richardson’s death or disability, then, in addition to the benefits described in the paragraph above, Mr. Richardson will be entitled to receive the following: (i) a severance payment equal to Mr. Richardson’s base salary for the remaining term of his employment agreement (but not less than two years of base salary) and Mr. Richardson’s target bonus for the fiscal year in which the termination is effective (or, if the target has not been determined, the average of the annual bonuses earned in the two years preceding the date of termination) (“Severance Payment”); and (ii) accelerated vesting of any outstanding equity awards. However, if any such termination by the Company without Cause or by Mr. Richardson for Good Reason occurs after a Change in Control (as defined in the employment agreement), then the amount of Mr. Richardson’s Severance Payment will be multiplied by three.

If amounts payable to any of the executives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to the executive an amount sufficient to offset the effects of the excise tax.

The agreement with Mr. Marcus also provides that during his term of employment, and the 12-month period following termination of employment, he will not engage in any activity that is competitive with the business of the Company.

Deferred Compensation Plans

The Company has in place its 2000 Deferred Compensation Plan (the “DC Plan”) and its 2000 Venture Investment Deferred Compensation Plan (the “VI Plan”), both of which are unfunded plans designed to permit compensation deferrals for a select group of the Company’s management and highly compensated executives.

Eligibility to participate in the DC Plan is limited to employees of the Company who have annual compensation equal to or exceeding $175,000 and who fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”). Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly-traded securities designated by the participants. As of December 31, 2005, with the exception of a distribution made to one active participant in 2005, the Company had not paid any amounts under the DC Plan, other than to terminated participants.

Eligibility to participate in the VI Plan is limited to employees of the Company who have annual compensation equal to or exceeding $150,000, who qualify as accredited investors under the Securities Act of 1933, as amended, and who fall within a select group of management or highly compensated employees for purposes of ERISA. Participants’ deferrals of compensation under the VI Plan are credited or charged, as the case may be, based on the performance of certain investments designated by the Company. To the extent that participants’ compensation deferrals are not deemed to be invested in such designated investments because they exceed the limits set forth in the VI Plan, such compensation is considered deferred under the DC Plan.

PERFORMANCE GRAPH

The following graph compares the annual cumulative total stockholder return on the Common Stock over a five year period ending December 31, 2005, to the cumulative total return on the All Equity REIT Index prepared by the National Association of Real Estate Investment Trusts, the Russell 2000 Index, the S&P 500 Index, and the SNL Office REITs Index. The graph assumes an investment of $100 in the Common Stock in each of the indices on December 31, 2000, and that all dividends were reinvested. The return shown on the graph is not necessarily indicative of future performance.

	As of December 31,
Index	2000	2001	2002	2003	2004	2005
Alexandria Real Estate Equities, Inc.	100.00	115.87	127.09	180.81	241.65	271.03
NAREIT All Equity REIT Index	100.00	113.93	118.29	162.61	213.43	239.39
Russell 2000 Index	100.00	102.49	81.49	120.00	142.00	148.46
S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.74
SNL Office REITs Index	100.00	105.03	100.67	134.30	164.24	184.61

The Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall the information in the graph be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of the record date for the annual meeting by (1) each of the Company’s directors, (2) each of the Named Executive Officers, (3) all directors and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company’s directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
Joel S. Marcus(2)	379,826	1.7%
James H. Richardson(3)	255,273	1.1%
Dean A. Shigenaga(4)	11,399	*
Jerry M. Sudarsky(5)	91,860	*
Richard B. Jennings(6)	12,200	*
Richard H. Klein	4,600	*
Martin A. Simonetti	2,200	*
Alan G. Walton	8,450	*
Richmond A. Wolf	4,600	*
Executive officers and directors as a group (nine persons)(7)	770,408	3.4%
Cohen & Steers, Inc.(8)	1,984,765	8.7%
Stichting Pensioenfonds ABP(9)	1,619,600	7.1%

*                    less than 1%.

(1)          Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc.,  385 E. Colorado Boulevard, Suite 299, Pasadena, CA 91101.

(2)          Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 74,700 shares subject to currently exercisable stock options.

(3)          Includes 78,000 shares subject to currently exercisable stock options.

(4)          Includes 7,400 shares subject to currently exercisable stock options.

(5)          Includes 83,210 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee, and 6,250 shares subject to currently exercisable stock options.

(6)          Includes 7,500 shares subject to currently exercisable stock options.

(7)          See notes (2) through (6) above.

(8)          Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006. Address: 280 Park Avenue, 10th Floor, New York, New York 10017. According to such Schedule 13G, Cohen & Steers, Inc. has sole voting power, sole dispositive power and shared voting and dispositive power with respect to 1,771,878, 1,980,472 and 4,293 shares, respectively.

(9)          Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006. Address: Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of

the Netherlands. According to such Schedule 13G, Stichting Pensioenfonds ABP has sole voting power and sole dispositive power with respect to all 1,619,600 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of 10% or more of the Company’s Common Stock to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to the Company’s directors and officers and beneficial owners of 10% or more of the Company’s Common Stock for 2005 were timely met.

PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP, which has served as the Company’s independent registered public accountants since 1994, to be the Company’s independent registered public accountants for the year ending December 31, 2006. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with that firm’s independence from the Company.

Stockholders will be asked at the annual meeting to ratify the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2006 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Fees Billed:
Audit Fees	$645,000	$673,000
Audit-Related Fees	1,000	2,000
Tax Fees	361,000	303,000
All Other Fees	—	—
Total	$1,007,000	$978,000

Audit Fees include amounts billed to the Company related to the audit of our consolidated financial statements, review of our quarterly financial statements and other services provided in connection with statutory and regulatory filings.

Included in Tax Fees in 2005 is $311,000 related to tax return preparation and compliance (including cost segregation studies) and $50,000 of other tax related services. Included in Tax Fees in 2004 is $254,000 related to tax return preparation and compliance (including cost segregation studies) and $49,000 of other tax related services.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

A majority of the votes cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2006.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2005, including the Company’s consolidated financial statements, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the Board’s Audit, Compensation, Nominating & Governance Committees, along with the Company’s corporate governance guidelines and business integrity policy, are available to interested stockholders upon request and are posted on our website at www.labspace.com.  Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The board of director’s governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, and director and executive officer stock ownership guidelines, are posted on our website at www.labspace.com. As described above under “Director Independence,” the board of directors has determined that the following six directors satisfy the New York Stock Exchange’s independence requirements: Messrs. Sudarsky, Jennings, Klein, Simonetti, Walton and Wolf.

The Company has adopted a business integrity policy that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and New York Stock Exchange rules requiring a code of ethics for a company’s directors, officers and employees. A copy of the business integrity policy is posted on our website at www.labspace.com. The Audit Committee must approve any requests for amendments to or waivers from the policy with respect to directors and executive officers and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the Securities and Exchange Commission and New York Stock Exchange on Form 8-K.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2007 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the Company’s 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 19, 2006 in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s Bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between November 19, 2006 and 5:00 p.m., Pacific Time on December 19, 2006 based on this year’s notice mailing date of April 18, 2006).

COMMUNICATING WITH THE BOARD

The Board of Directors has designated Richard B. Jennings, an independent director of the Company, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the non-management directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the non-management directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

OTHER INFORMATION

Proxy authorizations submitted via telephone or the Internet must be received by 2:00 p.m. (Pacific Daylight Time) on May 17, 2006. To give your proxy authorization via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California

April 18, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 18, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				FOR	AGAINST	ABSTAIN
			2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered	☐	☐	☐
		NOMINEES:	public accountants for the fiscal year ending
☐	FOR ALL NOMINEES	Jerry M. Sudarsky	December 31, 2006.
Joel S. Marcus
☐	WITHHOLD AUTHORITY	James H. Richardson	3. To transact such other business as may properly come before the Annual Meeting or
	FOR ALL NOMINEES	Richard B. Jennings	any adjournment(s) or postponement(s) thereof and as to which the undersigned
		Richard H. Klein	hereby confers discretionary authority to the proxies.
☐	FOR ALL EXCEPT	Martin A. Simonetti
	(See instructions below)	Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Richmond A. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR
ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

			CHECK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), hereby appoints Jerry M. Sudarsky and Joel S. Marcus, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2006, at 11:00 a.m. local time, at the Ritz-Carlton Huntington Hotel, Diplomat Room, 1401 South Oak Knoll Avenue, Pasadena, California, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from

any touch-tone telephone prior to 2:00 p.m.

(Pacific Daylight Time) on May 17, 2006, and

follow the instructions. Have your control number

and proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER

- OR -
INTERNET - Access www.voteproxy.com prior to 2:00 p.m. (Pacific Daylight Time) on May 17, 2006, and follow the on-screen instructions. Have your control number available when you access the web page.

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				FOR	AGAINST	ABSTAIN
			2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered	☐	☐	☐
		NOMINEES:	public accountants for the fiscal year ending
☐	FOR ALL NOMINEES	Jerry M. Sudarsky	December 31, 2006.
Joel S. Marcus
☐	WITHHOLD AUTHORITY	James H. Richardson	3. To transact such other business as may properly come before the Annual Meeting or
	FOR ALL NOMINEES	Richard B. Jennings	any adjournment(s) or postponement(s) thereof and as to which the undersigned
		Richard H. Klein	hereby confers discretionary authority to the proxies.
☐	FOR ALL EXCEPT	Martin A. Simonetti
	(See instructions below)	Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Richmond A. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

			CHECK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.